UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2006

WHO'S YOUR DADDY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

3131 Camino del Rio North, Suite 1650, San Diego, CA 92108
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (619) 284-4807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 28, 2006, the Board of Directors of Who’s Your Daddy, Inc. (the “Company”) Pharb Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company and Pharb University Brand, Inc., a Delaware corporation and Mark De Mattei, an individual, mutually agreed that, (i) their Merger Agreement dated June 12, 2005 was terminated and rescinded Ab Initio and (ii) such agreement was of no further force or effect.

For the complete terms of this “Recission Agreement” please see the “Recission of agreement and plan of merger” filed as an Exhibit to this Form 8-K.

A complete copy of the original “Agreement and Plan of Merger” with PHARB Acquisition Corp., and related documents are filed with the SEC as exhibits to our Current Report on Form 8-K Dated June 16, 2006.

Item 9.01 Financial Statements And Exhibits

(c ) Exhibits

Exhibit No.	Description
1.1	Recission of agreement and plan of merger dated February 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHO'S YOUR DADDY, INC.

Date: March 3, 2006	By:	/s/ Dan Fleyshman
	Title:	Dan Fleyshman, President